Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                               GARDENBURGER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Oregon                                         93-0886359
 (STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

  1411 S.W. Morrison Street, Suite 400
            Portland, Oregon                                      97205
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                               GARDENBURGER, INC.
                            2001 STOCK INCENTIVE PLAN
                       NON-EMPLOYEE DIRECTOR STOCK OPTIONS
                            (FULL TITLE OF THE PLANS)


                                Scott C. Wallace
                President, Chief Executive Officer, and Director
                               Gardenburger, Inc.
                      1411 S.W. Morrison Street, Suite 400
                             Portland, Oregon 97205
                            Telephone: (503) 205-1500
          (NAME AND ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

=====================================================================================================================
                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES               AMOUNT TO BE         OFFERING PRICE             AGGREGATE            AMOUNT OF
TO BE REGISTERED                   REGISTERED             PER SHARE             OFFERING PRICE      REGISTRATION FEE
----------------------------- --------------------- ---------------------- ----------------------- ------------------

Common Stock, no par value,
and options relating            1,940,500 shares             (2)               $1,458,921 (2)           $364.73
thereto(1)
---------------------------------------------------------------------------------------------------------------------

(1) Includes Preferred Share Purchase Rights attached to and trading with the common stock. The value attributable to such Rights, if any, is reflected in the market price of the common stock.
(2) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed based on the sum of (a) $77,031, which represents the aggregate purchase price of 47,500 shares of common stock of Gardenburger, Inc., subject to outstanding options and (b) $1,381,890, which represents the fair market value of 1,893,000 shares of common stock as to which additional options or other awards may be granted. The latter figure was calculated on the basis of the average of the bid and asked prices, $.73, reported for the common stock in the over-the-counter market on May 24, 2001.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

        (a) The registrant's annual report on Form 10-K for the fiscal year ended September 30, 2000.

        (b) The registrant's quarterly reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001.

        (c) Registration Statement on Form 8-A dated June 23, 1992, as supplemented by the description of the registrant's common stock included as
Exhibit 99 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

        All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        INDEMNIFICATION

        ORS 60.367, a section of the Oregon Business Corporation Act (the "Act"), provides that any director held liable for an unlawful distribution in violation of ORS 60.367 is entitled to contribution from (i) every other director who voted for or assented to the distribution without complying with the applicable statutory standards of conduct and (ii) each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of the Act or the corporation's articles of incorporation.

        Under Sections 60.387 to 60.414 of the Act, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an "Indemnitee") shall be indemnified by the corporation (unless the corporation's articles of incorporation provide otherwise) against reasonable expenses incurred by the Indemnitee in connection with the proceeding if the Indemnitee is wholly successful, on the merits or otherwise, or if ordered by a court of competent jurisdiction. In addition, under said sections a corporation is permitted to indemnify an Indemnitee against liability incurred in a proceeding if (i) the Indemnitee's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests or

                                      II-2
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at least not opposed to its best interests, (ii) the Indemnitee had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding, (iii) the Indemnitee was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation, and
(iv) the Indemnitee was not adjudged liable on the basis that he or she improperly received a personal benefit. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        The registrant's Restated Articles of Incorporation do not contain any provisions regarding indemnification. Section 10.1 of the registrant's 1995 Restated Bylaws, as amended, provides that the registrant shall indemnify its directors and officers to the fullest extent not prohibited by law, including, but not limited to, the Act.

        The registrant's Restated Articles of Incorporation provide for the elimination of personal liability of directors to the registrant or its shareholders for monetary damages for conduct as a director to the full extent permitted by the Act. Under Section 60.047 of the Act, a corporation may not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under Section 60.367 of the Act, or (iv) any transaction from which the director derived an improper personal benefit.

        The registrant has entered into indemnity agreements with each of its current directors. The agreements provide that the registrant will hold harmless and indemnify the director against any liability (as defined) or expense (as defined), including attorney fees, incurred in any threatened, pending or completed actions, suits or proceedings, involving the director by reason of the fact that he or she is or was a director of the registrant to the broadest and maximum extent permitted by Oregon law (including the Act).

        INSURANCE

        The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on page II-7.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

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             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will (unless in the opinion of its counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, as of the 30th day of May, 2001.

                               GARDENBURGER, INC.
                               (Registrant)


                               By: /s/ Scott C. Wallace
                                   ----------------------------------------
                                       Scott C. Wallace
                                       President, Chief Executive Officer,
                                         and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 30th day of May, 2001.

        SIGNATURE                                            TITLE
PRINCIPAL EXECUTIVE OFFICER:

SCOTT C. WALLACE                                   President, Chief Executive
                                                   Officer, and Director
/s/ Scott C. Wallace
----------------------------
Scott C. Wallace

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

LORRAINE CRAWFORD*


/s/ Lorraine Crawford                              Vice President of Finance and
-----------------------------                        Corporate Controller


A MAJORITY OF THE BOARD OF
DIRECTORS:


KYLE A. ANDERSON*                                  Director

ALEXANDER P. COLEMAN*                              Director


-----------------------------
Jason M. Fish                                      Director

RONALD C. KESSELMAN*                               Chairman of the Board

RICHARD L. MAZER*                                  Director


-----------------------------
Paul F. Wenner                                     Founder and Director

*By /s/ Scott C. Wallace
    ----------------------------------
    Scott C. Wallace, Attorney-in-Fact

                                INDEX TO EXHIBITS


        4.1 Instruments defining the rights of security holders. See Article II, Sections 3, 4, and 5 of Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1999, and Section 2 of the registrant's 1995 Restated Bylaws, as amended July 13, 1999, incorporated by reference to Exhibit 4.2 to the registrant's Form S-8 filed December 13, 1999.

        4.2 Amended and Restated Rights Agreement between the registrant and First Chicago Trust Company of New York, dated July 15, 1999 ("Rights Agreement"), incorporated by reference to Exhibit 4.3 to the registrant's Form S-8 filed December 13, 1999.

        5    Opinion of Miller Nash LLP as to the legality of the securities being registered.

        23.1 Consent of Arthur Andersen LLP.

        23.2 Consent of Miller Nash LLP (included in Exhibit 5).

        24   Power of attorney of officers and directors.

Other exhibits listed in Item 601 of Regulation S-K are not applicable.





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                                                                       EXHIBIT 5
                                                                       ---------


                                 Miller Nash LLP
                             3500 U.S. Bancorp Tower
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699





                                  May 30, 2001


Gardenburger, Inc.
1411 S.W. Morrison Street, Suite 400
Portland, Oregon  97205

        Subject: Registration Statement on Form S-8 Relating to 2001 Stock Incentive Plan and Non-Employee Director Stock Options

Gentlemen:

        Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Gardenburger, Inc., an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,933,000 shares of the Company's Common Stock, no par value ("Common Stock"), to be issued under the Company's 2001 Stock Incentive Plan ("2001 Plan") and 7,500 shares of Common Stock to be issued pursuant to stock options granted to certain of the Company's non-employee directors (the "Director Options"), together with options relating thereto.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

        Based on the foregoing, it is our opinion that:

        1. The 2001 Plan has been duly adopted and approved by all necessary corporate action and, when options relating to the 1,933,000 shares of Common Stock referred to above are granted in accordance with the 2001 Plan (of which options as to 40,000 shares of Common Stock have been granted as of the date hereof), such options have or will have been legally issued.

        2. The 1,933,000 shares of Common Stock referred to above have been duly authorized and reserved for issuance.

        3. The Director Options were duly approved by all necessary corporate action and have been legally issued and the 7,500 shares of Common Stock issuable upon the exercise of the Director Options have been duly authorized and reserved for issuance.

        4. When shares of Common Stock are issued and sold by the Company upon exercise of options duly granted under the 2001 Plan or upon exercise of the Director Options while the Registration Statement is effective, and the Company receives payment for such shares to the extent and in the manner required by the 2001 Plan or the agreements evidencing the Director Options, such shares will be legally issued, fully paid, and nonassessable.

        We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                      Very truly yours,

                                      /s/ MILLER NASH LLP








                                      II-9

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                                                                    EXHIBIT 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement, of our report dated November 7, 2000, included in the Annual Report on Form 10-K for the year ended September 30, 2000, of Gardenburger, Inc., and to all references to our firm included in this Registration Statement.


                                          /s/ ARTHUR ANDERSEN LLP


Portland, Oregon
May 30, 2001







                                     II-10

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                                                                      EXHIBIT 24
                                                                      ----------

                                POWER OF ATTORNEY


Each person whose signature appears below designates and appoints Scott C. Wallace the person's true and lawful attorney-in-fact and agent to sign a registration statement on Form S-8 to be filed by Gardenburger, Inc., an Oregon corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 1,933,000 shares of the Company's Common Stock, no par value, which are to be issued in connection with the Company's 2001 Stock Incentive Plan and 7,500 shares of the Company's Common Stock, no par value, to be issued pursuant to stock options granted to certain of the Company's non-employee directors, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to this attorney-in-fact and agent to take any action and execute any documents that he deems necessary or desirable in connection with the preparation and filing of the registration statement, as fully as the person could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of this 10th day of May, 2001.

         Signature                                        Title
/s/ Scott C. Wallace                     President, Chief Executive Officer,
------------------------------           and Director
Scott C. Wallace                         (Principal Executive Officer)


/s/ Lorraine Crawford                    Vice President of Finance and Corporate
------------------------------           Controller
Lorraine Crawford                        (Principal Financial and Accounting
                                          Officer)


/s/ Kyle A. Anderson                     Director
------------------------------
Kyle A. Anderson


/s/ Alexander P. Coleman                 Director
------------------------------
Alexander P. Coleman

                                         Director
------------------------------
Jason M. Fish


/s/ Ronald C. Kesselman                  Chairman of the Board
------------------------------
Ronald C. Kesselman


/s/ Richard L. Mazer                     Director
------------------------------
Richard L. Mazer

                                         Founder and Director
------------------------------
Paul F. Wenner


                                     II-11